(..continued)



EXHIBIT  4C
                                [FACE OF NOTE]


UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW
YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.1/

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE
DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.1/






REGISTERED    CUSIP No.               PRINCIPAL AMOUNT
No. FLR-____  ______________________  ____________________




                        U S WEST CAPITAL FUNDING, INC.
                               MEDIUM-TERM NOTE
                               (Floating Rate)





INTEREST RATE BASIS  ORIGINAL ISSUE DATE:  STATED MATURITY DATE:
OR BASES:








    IF LIBOR:             IF CMT RATE:
      [ ] LIBOR Reuters   Designated CMT Telerate Page:
      [ ] LIBOR Telerate  Designated CMT Maturity Index:



   DESIGNATED  LIBOR  CURRENCY:





INDEX MATURITY:          INITIAL INTEREST RATE:  INITIAL INTEREST RESET DATE:


SPREAD (PLUS OR MINUS):  MINIMUM INTEREST RATE:  INTEREST PAYMENT DATE(S):



_______________________________
1/    This  paragraph  applies  to  global  Notes  only.






SPREAD MULTIPLIER:  MAXIMUM INTEREST RATE:  INTEREST RESET DATE(S):


INITIAL REDEMPTION  INITIAL REDEMPTION      ANNUAL REDEMPTION
DATE:               PERCENTAGE:             PERCENTAGE REDUCTION:


OPTIONAL REPAYMENT  INTEREST PERIOD:        CALCULATION AGENT:
DATE(S):








INTEREST CATEGORY:                     DAY COUNT CONVENTION:
[ ] Regular Floating Rate Note         [ ] 30/360 for the period
 [ ] Floating Rate/Fixed Rate Note     from            to            .
       Fixed Rate Commencement Date:   [ ] Actual/360 for the period
Fixed Interest Rate:                   from            to            .
 [ ] Inverse Floating Rate Note        [ ] Actual/Actual for the period
Fixed Interest Rate:                   from            to            .
 [ ] Original Issue Discount Note      Applicable Interest Rate Basis:
Issue Price:    %
Total Amount of OID:
Initial Accrual Period:
Yield to Maturity:

SPECIFIED CURRENCY:                    OPTION TO ELECT PAYMENT IN
[ ] United States dollars              SPECIFIED CURRENCY (only applicable
[ ] Other:                             if Specified Currency is other than
                                       United States dollars):
                                                                   [ ] Yes
                                                                    [ ] No



EXCHANGE  RATE  AGENT:


AUTHORIZED  DENOMINATIONS:
[  ]  $1,000  and  integral  multiples
    thereof
[  ]  Other:


DEFAULT  RATE:          %

ADDENDUM  ATTACHED:
[  ]  Yes
[  ]  No


OTHER  ADDITIONAL  PROVISIONS:

     U S WEST Capital Funding, Inc., a Colorado corporation (the "Company", which terms include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to

,  or  registered  assigns,  the  principal sum of                    , on the
Stated  Maturity  Date  specified  above  (or  any Redemption Date or Optional
Repayment Date, each as defined on the reverse hereof) (each such Stated Maturity Date, Redemption Date or Optional Repayment Date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon, at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate determined in accordance with the provisions specified above and on the reverse hereof with respect to one or more Interest Rate Bases specified above until the principal hereof is paid or duly made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the Default Rate per annum, if any, specified above on any overdue principal, premium and/or interest, if any. The Company will pay interest in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; provided, however, that if the Original Issue Date occurs between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the holder of this Note on the Record Date with respect to such second Interest Payment Date.

     Interest on this Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for with respect to this Note) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (the "Record Date"); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the holder on any Record Date, and shall be paid to the person in whose name this
Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Issuing and Paying Agent (as defined on the reverse hereof) notice whereof shall be given to the holder of this Note by the Issuing and Paying Agent not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided for in the Indenture (as defined on the reverse hereof).

     Payment of principal, premium, if any, and interest, if any, in respect of this Note due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, a duly completed election form as contemplated on the reverse hereof) at the corporate trust office of the Issuing and Paying Agent maintained for that purpose in the Borough of Manhattan, The City of New York, currently located at 111 Wall Street, New York, New York 10043, or at such other paying agency as the Company may determine; provided, however, that if such payment is to be made in a Specified Currency other than United States dollars as set forth below, such payment will be made by wire transfer of immediately available funds to an account with a bank designated by the holder hereof at least 15 calendar days prior to the Maturity Date, provided that such bank has appropriate facilities therefor and that this Note (and, if applicable, a duly completed election form) is presented and surrendered at the aforementioned office of the Issuing and Paying Agent in time for the Issuing and Paying Agent to make such payment in such funds in accordance with its normal procedures. Payment of interest due on any Interest Payment Date other than the Maturity Date will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained at the aforementioned office of the Issuing and Paying Agent; provided, however, that a holder of U.S.$10,000,000 (or, if the Specified Currency specified above is other than United States dollars, the equivalent thereof in the Specified Currency) or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Issuing and Paying Agent not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Issuing and Paying Agent shall remain in effect until revoked by such holder.

     If any Interest Payment Date other than the Maturity Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest, if any, shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

     As  used  herein,  "Business Day" means any day, other than a Saturday or
Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that if the Specified Currency is other than United States dollars and any payment is to be made in the Specified Currency in accordance with the provisions hereof, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency unless the Specified Currency is the European Currency Unit ("ECU"), in which case such day is also not a day that appears as an ECU non-settlement day on the display designated as "ISDE"
on the Reuter Monitor Money Rates Service (or is not a day designated as an ECU non-settlement day by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), a day that is not a day on which payments in ECU cannot be settled in the international interbank market; provided, further, that if LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as defined below). "London Business Day" means a day on which dealings in the Designated LIBOR Currency (as defined below) are transacted in the London interbank market. "Principal Financial Center" means (i) the capital city of the country issuing the Specified Currency (except as described in the above with respect to ECU) or (ii) the capital city of the country to which the Designated LIBOR Currency, if applicable, relates (or, in the case of ECU, Luxembourg), except in such case, that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan (solely in the case of clause (i) above) and Zurich, respectively.

     The Company is obligated to make payment of principal, premium, if any, and interest, if any, in respect of this Note in the Specified Currency (or, if the Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued the Specified Currency as at the time of such payment is legal tender for the payment of such debts). If the Specified Currency is other than United States dollars, any such amounts so payable by the Company will be converted by the Exchange Rate Agent specified above into United States dollars for payment to the holder of this Note; provided, however, that the holder of this Note may elect to receive such amounts in the Specified Currency pursuant to the provisions set forth below.

     If the Specified Currency is other than United States dollars and the holder of this Note shall not have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest, if any, in respect of this Note in the Specified Currency, any United States dollar amount to be received by the holder of this Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the holder of this Note by deductions from such payments. If three such bid quotations are not available, payments on this Note will be made in the Specified Currency.

     If the Specified Currency is other than United States dollars, the holder of this Note may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest, if any, in respect of this Note in the Specified Currency by submitting a written request for such payment to the Issuing and Paying Agent at its corporate trust office in The City of New

York on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. The holder of this Note may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of such principal, premium, if any, and/or interest, if any, and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Issuing and Paying Agent, but written notice of any such revocation must be received by the Issuing and Paying Agent on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be.

     If the Specified Currency is other than United States dollars and the holder of this Note shall have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest, if any, in respect of this Note in the Specified Currency and if the Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the holder of this Note by making such payment in United States dollars on the basis of the Market Exchange Rate (as defined below), computed by the Exchange Rate Agent, on the second Business Day prior to such payment date or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified on the face hereof. The "Market Exchange Rate" for the Specified Currency other than United States dollars on a composite currency means the noon dollar buying rate in The City of New York for cable transfers for such Specified Currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Any payment made under such circumstances in United States dollars will not constitute an Event of Default (as defined in the Indenture) with respect to this Note.

     If the Specified Currency is a composite currency and the holder of this Note shall have duly made an election to receive all or a specified portion of any payment of principal of, any premium, if any, and/or interest, if any, in respect of this Note in the Specified Currency and if such composite currency is unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the holder of this Note by making such payment in United States dollars. The amount of each payment in United States dollars shall be computed by the Exchange Rate Agent on the basis of the equivalent of the composite currency in United States dollars. The component currencies of the composite currency for this purpose (collectively, the "Component Currencies" and each, a "Component Currency") shall be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The equivalent of the composite currency in United States dollars shall be calculated by aggregating the United States dollar equivalents of the Component Currencies. The United States dollar equivalent of each of the Component Currencies shall be determined by the Exchange Rate Agent on the basis of the Market Exchange Rate on the second Business Day prior to the required payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise specified on the face hereof.

     If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

     All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the holder of this Note.


     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified above, in the Addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

     Notwithstanding any provisions to the contrary contained herein, if the face of this Note specifies that an Addendum is attached hereto or that "Other/Additional Provisions" apply, this Note shall be subject to the terms set forth in such Addendum or such "Other/Additional Provisions".

     Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized officers, or on behalf of the Trustee by the manual signature of an authorized officer of the Trustee's authenticating agent, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, U S WEST Capital Funding, Inc. has caused this Note to be executed, manually or by facsimile, and its corporate seal or a facsimile of its corporate seal to be imprinted hereon.

Dated:

U  S  WEST  Capital  Funding,  Inc.


By:_______________________________
   James  T.  Anderson
   President

(SEAL)

By:_______________________________
   J.  Roger  Fox
   Assistant  Treasurer

                        CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated herein, issued under the Indenture described herein.

FIRST  NATIONAL  BANK  OF  SANTA  FE

By  CITIBANK,  N.A.,  as  Authenticating  Agent



By:___________________________
Authorized  Officer

                        GUARANTEE OF U S WEST, INC.


     FOR VALUE RECEIVED, U S WEST, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Guarantor"), hereby unconditionally guarantees to the holder of the Note upon which this Guarantee is endorsed the due and punctual payment of the principal, premium, if any, and interest, if any, on, said Note, when and as the same shall become due and payable, whether at maturity, upon redemption or repayment, or otherwise, according to the terms thereof and of the Indenture referred to therein.

     The Guarantor agrees to determine, at least one business day prior to the date upon which a payment of principal, premium, if any, and/or interest, if any, on, said Note is due and payable, whether U S WEST Capital Funding, Inc., a Colorado corporation (the "Company"), has available the funds to make such payment as the same shall become due and payable. In case of the failure of the Company punctually to pay any such principal, premium, if any, or interest, if any, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon redemption or repayment, or otherwise, and as if such payment were made by the Company.

     The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrevocable, and absolute, irrespective of the validity, regularity, or enforceability of said Note or said Indenture, the absence of any action to enforce the same, any waiver or consent by the holder of said Note with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge
or  defense  of  a  guarantor.    The  Guarantor  hereby  waives  diligence,
presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Note or indebtedness evidenced thereby, and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in said Note and in this Guarantee.

     The Guarantor shall be subrogated to all rights of the holder of said Note against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not, without the consent of the holders of all of the Notes then outstanding, be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal, premium, if any, and interest, if any, on, all Notes of the Company known as "Medium-Term Notes Due Nine Months or More from Date of Issue" shall have been paid in full or payment thereof shall have been provided for in accordance with said Indenture.

     Notwithstanding anything to the contrary contained herein, if following any payment of principal, premium, if any, or interest, if any, by the Company in respect of the Notes to the holders of the Notes it is determined by a final decision of a court of competent jurisdiction that such payment shall be avoided by a trustee in bankruptcy (including any debtor-in-possession) as a preference under 11 U.S.C Section 547 and such payment is paid by such holder to such trustee in bankruptcy, then, and to the extent of such repayment, the obligations of the Guarantor hereunder shall remain in full force and effect.

     This Guarantee shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication of such Note shall have been signed by the Trustee or on its behalf by the Trustee's authenticating agent.

     This  Guarantee  shall  be governed by the laws of the State of New York.

     IN WITNESS WHEREOF, U S WEST, Inc. has caused this Guarantee to be executed, manually or by facsimile, and its corporate seal or a facsimile of its corporate seal to be imprinted hereon.


U  S  WEST,  Inc.



By:______________________________________
     James  T.  Anderson
     Vice  President  and  Treasurer



By:_______________________________________
     Stephen  E.  Brilz
     Assistant  Secretary


(SEAL)

                              [REVERSE OF NOTE]

                        U S WEST CAPITAL FUNDING, INC.

                               MEDIUM-TERM NOTE
                               (Floating Rate)


     This Note is one of a duly authorized series of Debt Securities (the "Debt Securities") of the Company issued and to be issued under an Indenture, dated as of April 15, 1988, as amended by a First Supplemental Indenture dated as of November 1, 1995, and as further amended, modified or supplemented from time to time (as so amended, modified or supplemented, the "Indenture"), among the Company, U S WEST, Inc., a Delaware corporation ("U S WEST"), and First National Bank of Santa Fe, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. Citibank, N.A. ("Citibank"), pursuant to an agreement with U S WEST and the Company dated December 9, 1996, will act as paying agent (the "Paying Agent") for the payment of principal, premium, if any, and interest, if any, on, this Note, as well as the registrar (the "Security Registrar"). The Trustee has appointed Citibank as the authenticating agent (the "Authenticating Agent"), with respect to this Note. Citibank, as Paying Agent, Security Registrar and Authenticating Agent, together with any successors in such capacities, is hereinafter referred to as the "Issuing and Paying Agent". This Note is one of the series of Debt Securities designated as "Medium-Term Notes Due Nine Months or More From Date of Issue" (the "Notes"). All terms used but not defined in this Note specified on the face hereof or in an Addendum hereto shall have the meanings assigned to such terms in the Indenture.

     This Note is issuable only in registered form without coupons in minimum denominations of U.S.$1,000 and integral multiples thereof or the minimum Authorized Denomination specified on the face hereof.

     This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or repayable prior to the Stated Maturity Date.

     This Note will be subject to redemption at the option of the Company on any date on and after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part in increments of U.S.$1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S.$1,000 or such minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (each, a "Redemption Date"), on notice given no more than 90 nor less than 30 calendar days prior to the Redemption Date and in accordance with the provisions of the Indenture. The "Redemption Price" shall initially be the Initial Redemption Percentage specified on the face hereof (as adjusted by the Annual Redemption Percentage Reduction, if any, specified on the face hereof) multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof until the Redemption Price is 100% of unpaid principal amount to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

     This Note will be subject to repayment by the Company at the option of the holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or from time to time in part in increments of U.S.$1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S.$1,000 or such minimum Authorized
Denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the relevant Optional Repayment Date. For this Note to be repaid, this Note must be received, together with the form hereon entitled "Option to Elect Repayment" duly completed, by the Issuing and Paying Agent at its corporate trust office not more than 60 nor less than 20 calendar days prior to the relevant Optional Repayment Date. Exercise of such repayment option by the holder hereof will be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

     If the Interest Category of this Note is specified on the face hereof as a Discount Note, the amount payable to the holder of this Note in the event of redemption, repayment or acceleration of maturity will be equal to (i) the Amortized Face Amount (as defined below) as of the date of such event, plus
(ii) with respect to any redemption of this Note, the Initial Redemption Percentage specified on the face hereof (as adjusted by the Annual Redemption Percentage Reduction, if any, specified on the face hereof) minus 100%
multiplied by the Issue Price specified on the face hereof (the "Issue Price"), net of any portion of such Issue Price which has been paid prior to the date of redemption, or the portion of the Issue Price (or the net amount) proportionate to the portion of the unpaid principal amount to be redeemed, plus (iii) any accrued interest to the date of such event the payment of which would constitute qualified stated interest payments within the meaning of Treasury Regulation 1.1273-1(c) under the Internal Revenue Code of 1986, as amended (the "Code"). The "Amortized Face Amount" of this Note, if the Interest Category of this Note is specified on the face hereof as a Discount Note, means an amount equal to (i) the Issue Price hereof plus (ii) the aggregate portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" hereof within the meaning of Section 1273(a)(2) of the Code, whether denominated as principal or interest, over the Issue Price) which shall have accrued hereon pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of this Note to the date of determination, minus (iii) any amount considered as part of the "stated redemption price at maturity" hereof which has been paid from the date of issue to the date of determination.

     The  interest  rate  borne  by  this  Note will be determined as follows:

     (i) Unless the Interest Category of this Note is specified on the face hereof as a "Floating Rate/Fixed Rate Note", an "Inverse Floating Rate Note", an Original Issue Discount Note or as having an Addendum attached or having "Other/Additional Provisions" apply, in each case relating to a different interest rate formula, this Note shall be designated as a "Regular Floating Rate Note" and, except as set forth below or on the face hereof, shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date specified on the face hereof; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

     (Ii) If the Interest Category of this Note is specified on the face hereof as a "Floating Rate/Fixed Rate Note", then, except as set forth below or on the face hereof, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that (y) the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on the Fixed Rate Commencement Date specified on the face hereof to the Maturity Date shall be the Fixed Interest Rate specified on the face hereof or, if no such Fixed Interest Rate is specified, the interest rate in effect hereon on the day immediately preceding the Fixed Rate Commencement Date.

     (iii) If the Interest Category of this Note is specified on the face hereof as an "Inverse Floating Rate Note", then, except as set forth below or on the face hereof, this Note shall bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any; provided, however, that, unless otherwise specified on the face hereof, the interest rate hereon shall not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

     Unless otherwise specified on the face hereof, the interest rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above or on the face hereof, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as hereinafter defined) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

     The "Interest Determination Date" with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; the "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate shall be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below); and the "Interest Determination Date" with respect to LIBOR shall be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Designated LIBOR Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. The "Interest Determination Date" with respect to the Treasury Rate shall be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the "Interest Determination Date" shall be such preceding Friday; and provided, further, that if the Interest Rate Determination Date would otherwise fall on an Interest Reset Date then such Interest Reset Date shall be postponed to the next succeeding Business Day. If the interest rate of this Note is determined with reference to two or more Interest Rate Bases specified on the face hereof, the "Interest Determination Date" pertaining to this Note shall be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Interest Rate Basis is determinable. Each Interest Rate Basis shall be determined as of such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

     CD  Rate.   If an Interest Rate Basis for this Note is specified on the face hereof as the CD Rate, the CD Rate shall be determined as of the applicable Interest Determination Date (a "CD Rate Interest Determination Date") as the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDs (Secondary Market)", or, if not published by 3:00 P.M., New York City time, on the related Calculation

Date (as defined below), the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for United States Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit". If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent specified on the face hereof and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent (after consultation with the Company) for negotiable certificates of deposit of major United States money market banks for negotiable United States dollar certificates of deposit with a remaining maturity closest to the Index Maturity in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

     CMT Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the CMT rate, the CMT Rate shall be determined as of the applicable Interest Determination Date (a "CMT Rate Interest Determination Date") as the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.", under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related CMT Rate Interest Determination Date falls. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate

Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent (after consultation with the Company) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent (after consultation with the Company) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least U.S.$100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

     "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week.

     "Designated CMT Maturity Index" means the original period to maturity of the United States Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated or, if no such maturity is specified on the face hereof, the Designated CMT Maturity Index shall be 2 years.

     Commercial  Paper  Rate.    If  an Interest Rate Basis for this Note is
specified on the face hereof as the Commercial Paper Rate, the Commercial Paper Rate shall be determined as of the applicable Interest Determination Date (a "Commercial Paper Rate Interest Determination Date")
as the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity as published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be the Money Market Yield of the rate for commercial paper having the Index Maturity as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent (after consultation with the Company) for commercial paper having the Index Maturity placed for an industrial issuer whose bond rating is "Aa", or the equivalent from a nationally recognized statistical rating organization; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

     "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:






                      D x 360
Money Market Yield =   _____________X  100
                        360 - (D x M)




where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Period.

     Eleventh District Cost of Funds Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the Eleventh District Cost of Funds Rate, the Eleventh District Cost of Funds Rate shall be determined as of the applicable Interest Determination Date (an "Eleventh District Cost of Funds Rate Interest Determination Date") as the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Eleventh
District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

     Federal  Funds  Rate.    If  an  Interest  Rate  Basis for this Note is
specified on the face hereof as the Federal Funds Rate, the Federal Funds Rate shall be determined as of the applicable Interest Determination Date (a "Federal Funds Rate Interest Determination Date") as the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 P.M., New York City time, on the Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent (after consultation with the Company), prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

     LIBOR.    If  an  Interest Rate Basis for this Note is specified on the face hereof as LIBOR, LIBOR shall be determined by the Calculation Agent as of the applicable Interest Determination Date (a "LIBOR Interest Determination Date") in accordance with the following provisions:

      (i) if (a) "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Designated LIBOR Currency having the Index Maturity, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page (as defined below) as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or (b) if "LIBOR Telerate" is specified on the face hereof, or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified on the face hereof, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates so appear, or if no such rate so appears, as applicable, LIBOR on such LIBOR Interest Determination Date shall be determined in accordance with the provisions described in clause (ii) below.

     (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent (after consultation with the Company), to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent (after consultation with the Company) for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

     "Designated LIBOR Currency" means the currency or composite currency specified on the face hereof as to which LIBOR shall be calculated or, if no such currency or composite currency is specified on the face hereof, United States dollars.

     "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified on the face hereof (or any other pages as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency, or (b) if "LIBOR Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the display on the Dow Jones Telerate Service (or any successor service) on the page specified on the face hereof (or any other pages as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.

     Prime  Rate.    If an Interest Rate Basis for this Note is specified on
the face hereto as the Prime Rate, the Prime Rate shall be determined as of the applicable Interest Determination Date (a "Prime Rate Interest Determination Date") as the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan". If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page (as hereinafter defined) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, then the Prime Rate shall be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided  by  a  360-day  year  as  of the close of business on such Prime Rate
Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent (after consultation with the Company). If fewer than four such quotations are so provided, the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by a reasonable number of substitute banks or trust companies as are necessary to obtain such four prime rate quotations, provided such substitute banks or trust companies to obtain four such prime rate quotations are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least U.S.$500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

     "Reuters Screen USPRIME1" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "USPRIME1" page (or such other page as may replace the USPRIME1 page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

     Treasury Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the Treasury Rate, the Treasury Rate shall be determined as of the applicable Interest Determination Date (a "Treasury Rate Interest Determination Date") as the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof, as such rate is published in H.15(519) under the heading
"Treasury Bills-auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity are not reported as provided by 3:00 P.M., New York City time, on the related Calculation Date, or if no such Auction is held, then the Treasury
Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary

United States government securities dealers selected by the Calculation Agent (after consultation with the Company), for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

     Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The interest rate on this Note will in no event be higher than the maximum rate permitted by New
York law, as the same may be modified by United States law of general application.

     The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The "Calculation Date", if applicable, pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable
Interest  Payment  Date  or  the  Maturity  Date,  as  the  case  may  be.

     At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as a result of a determination made for the next succeeding Interest Reset Date.

     Accrued interest hereon shall be an amount calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the applicable Interest Period. Unless otherwise specified as the Day Count Convention on the face hereof, the interest factor for each such date shall be computed by dividing the interest rate applicable to such day by 360 if the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate is the applicable Interest Rate Basis or by the actual number of days in the year if the CMT Rate or the Treasury Rate is the applicable Interest Rate Basis. Unless otherwise specified as the Day Count Convention on the face hereof, the interest factor for this Note, if the interest rate is calculated with reference to two or more Interest Rate Bases, shall be calculated in each period in the same manner as if only the Applicable Interest Rate Basis specified on the face hereof applied.

     All percentages resulting from any calculation on this Note shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards, and all amounts used in or resulting from such calculation on this Note shall be rounded, in the case of United States dollars, to the nearest cent or, in the case of a Specified Currency other than United States dollars, to the nearest unit (with one-half cent or unit being rounded upwards).

     If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and U S WEST and the rights of the holders of the Debt Securities at any time by the Company, U S WEST and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of all Debt Securities at the time outstanding and affected thereby. The Indenture also contains provisions permitting the holders of not less than a majority of the aggregate principal amount of the outstanding Debt Securities of any series, on behalf of the holders of all such Debt Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the holders of not less than a majority of the aggregate principal amount of the outstanding Debt Securities of any series, in certain instances, to waive, on behalf of all of the holders of Debt Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange herefore or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company or U S WEST, which is absolute and unconditional, to pay principal, premium, if any, and interest, if any, in respect of this Note or the Guarantee, respectively, at the times, places and rate of formula, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal hereof, premium, if any, or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the holder hereof surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Issuing and Paying Agent and any agent of the Company or the Issuing and Paying Agent may treat the holder in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Company, the Issuing and Paying Agent nor any such agent shall be affected by notice to the contrary.

     The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

                                _____________
                                ABBREVIATIONS


     The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:





TEN COM - as tenants in common              UNIF GIFT MIN ACT - ______ Custodian ________
TEN ENT - as tenants by the entireties                                              (Cust)
(Minor)
JT TEN  - as joint tenants with right of    under Uniform Gifts to Minors
          survivorship and not as tenants   Act__________________________________________
          in common                                                                (State)




     Additional  abbreviations  may also be used though not in the above list.

                      _________________________________
  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE  INSERT  SOCIAL  SECURITY  OR
          OTHER
IDENTIFYING  NUMBER  OF  ASSIGNEE
|                                                                            |

_____________________________|______________________________________________

____________________________________________________________________________
Please  print  or  typewrite  name  and  address  including postal zip code of assignee)
______________________________________________________________________________
 the within Note and all rights thereunder hereby irrevocably constituting and appointing

 ____________________________________________________________________ Attorney
to transfer said Note on the books of the Trustee, with full power of substitution in the premises.






Dated:_____________________  _______________________________________________
                             _______________________________________________
                             Notice:  The signature(s) on this assignment must
                             correspond with the name(s) as written upon the face of
                             the within Note in every particular, without alteration or enlargement or any change whatsoever.

                          OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the relevant Optional Repayment Date, to the undersigned, at ______________

____________________________________________________________________________
___________________
       (Please print or typewrite name and address of the undersigned)

     For this Note to be repaid, the Issuing and Paying Agent must receive at its corporate trust office, not more than 60 nor less than 20 calendar days prior to the Optional Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S.$1,000 (or, if the Specified Currency specified on the face hereof is other than United States dollars, the minimum Authorized Denomination specified on the face hereof)) which the holder elects to have repaid and specify the denomination or denominations (which shall be an Authorized Denomination) of the Notes to be issued to the holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).






Principal Amount
to be Repaid:  $______________________________  _____________________________________________
                                                Notice:  The signature(s) on this
Date:_______________________________________    Option to Elect Repayment must
                                                correspond with the name(s) as
                                                written upon the face of the
                                                within Note in every particular,
                                                without alteration or enlargement
                                                or any change whatsoever.